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                                                                       EXHIBIT 5

                    [LETTERHEAD OF CRAVATH, SWAINE & MOORE]

                                 (212) 474-1000


                                                                  April 24, 1996


                            Cincinnati Milacron Inc.
                            ------------------------
                  Public Offering of up to 6,325,000 Shares of
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                    Common Stock, $1.00 Par Value Per Share,
                    ----------------------------------------
                       Registration Statement on Form S-3
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Ladies and Gentlemen:

     We have acted as counsel to Cincinnati Milacron Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-3 (File No. 333-01739) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of up to 6,325,000 shares of Common Stock, $1.00 par value per share, of the Company (the "Common Stock").

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the following: (a) the Restated Certificate of Incorporation of the Company, as amended, (b) the By-laws of the Company, as amended, (c) the resolutions adopted by the Board of Directors of the Company on February 14, 1996, (d) the Registration Statement, including Amendment No. 1 thereto filed with the Commission on April 4, 1996, and Amendment No. 2 thereto filed with the Commission on April 24, 1996, (e) the proposed form of Underwriting Agreement to be entered into among the Company, CS First Boston Corporation, BT Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and
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J.P. Morgan Securities Inc. (the "U.S. Underwriting Agreement") and (f) the
proposed form of Subscription Agreement to be entered among the Company, CS First Boston Limited, Bankers Trust International PLC, Credit Lyonnais Securities, Merrill Lynch International Limited and J.P. Morgan Securities LTD. (the "Non-U.S. Underwriting Agreement", and together with the U.S. Underwriting Agreement, the "Underwriting Agreements").

     Based on the foregoing, we are of opinion that the 6,325,000 shares of Common Stock which may be issued and sold in accordance with the provisions of the Registration Statement and the Underwriting Agreements, will be, when issued and sold, legally issued, fully paid and non-assessable.

     We know that we are referred to under the heading "Legal Matters" in the U.S. and International Prospectuses forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and to the use of this opinion for filing as Exhibit 5 to the Registration Statement.


                                        Very truly yours,


                                        /s/ Cravath, Swaine & Moore


Cincinnati Milacron Inc.
   4701 Marburg Avenue
      Cincinnati, OH 45209